SELIGMAN GLOBAL FUND SERIES, INC.

Shareholder Meeting

Each of the following proposals was considered and approved at a special meeting of shareholders held at the offices of the Series on April 22, 2003, and adjourned to May 8, 2003 with respect to certain matters. Shareholders of the five Funds in the Series voted together for proposals 1 and 2 and separately for proposals 3(a)-3(m). Tabulations of the votes received on each of the proposals appear below.

Proposal 1 To elect a Board of Directors.


                            In Favor of Election  Withhold Authority to Vote

Robert B. Catell               48,800,708.798           2,127,948.843
John R. Galvin                 48,806,038.300           2,122,619.341
Paul C. Guidone                48,810,651.219           2,118,006.422
Alice S. Ilchman               48,840,298.128           2,088,359.513
Frank A. McPherson             48,836,286.304           2,092,371.337
John E. Merow                  48,818,394.659           2,110,262.982
Betsy S. Michel                48,857,879.592           2,070,778.049
William C. Morris              48,857,018.062           2,071,639.579
Leroy C. Richie                48,859,420.941           2,069,236.700
Robert L. Shafer               48,822,149.086           2,106,508.555
James N. Whitson               48,852,440.924           2,076,216.717
Brian T. Zino                  48,868,530.905           2,060,126.736

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Series for 2003.

For Ratification     Against Ratification        Abstain
48,470,706.990           935,291.832           1,522,658.819

                                 Proposal 3(a)
To amend each Fund's fundamental restriction regarding the purchase of securities on margin.


                       For Approval Against Approval  Abstain   Broker Non-Votes
Emerging Markets Fund  3,291,845.867       6,749.759    97,469.862       853,428
Global Growth Fund     4,845,856.384     384,325.640   256,628.483      1,271937
Global Smaller Companies Fund
                       6,517,484.426     432,715.084   286,850.797     2,385,347
Global Technology Fund
                      19,823,993.415   1,640,030.345 1,173,251.190     4,861,898
International Growth Fund
                       1,907,261.542      53,638.707    37,660.140       680,286

Proposal 3(b)
To amend each Fund's fundamental restriction regarding borrowing.


                       For Approval Against Approval   Abstain  Broker Non-Votes
Emerging Markets Fund  3,279,426.210     132,252.067   104,387.211       853,428
Global Growth Fund     4,854,725.462     363,060.837   269,024.208     1,271,937
Global Smaller Companies Fund
                       6,497,344.433     456,188.233   283,517.641     2,385,347
Global Technology Fund
                      19,852,874.714   1,634,480.536 1,149,919.700     4,861,898
International Growth Fund
                       1,901,696.976      54,743.441    42,119.972       680,286

Proposal 3(c)
To amend each Fund's fundamental restriction regarding lending.


                       For Approval Against Approval   Abstain  Broker Non-Votes
Emerging Markets Fund 3,290,043.070      140,817.504    85,204.914       853,428
Global Growth Fund    4,844,578.039      377,480.909   264,751.559     1,271,937
Global Smaller Companies Fund
                      6,519,397.161      434,472.283   283,180.863     2,385,347
Global Technology Fund
                     19,949,702.206    1,528,009.633 1,159,563.111     4,861,898
International Growth Fund
                      1,898,462.807       62,468.789    37,628.793       680,286

Proposal 3(d)
To amend each Fund's fundamental restriction regarding underwriting.


                       For Approval Against Approval   Abstain  Broker Non-Votes
Emerging Markets Fund 3,301,843.730      124,549.790    89,671.968       853,428
Global Growth Fund    4,864,601.369      365,536.772   256,672.366     1,271,937
Global Smaller Companies Fund
                      6,533,648.147      408,803.932   294,598.228     2,385,347
Global Technology Fund
                     20,051,285.569    1,403,507.676 1,182,481.705     4,861,898
International Growth Fund
                      1,902,056.240       58,518.869    37,985.280       680,286

Proposal 3(e)
To amend each Fund's fundamental restriction regarding purchases or sales of real estate.


                       For Approval Against Approval   Abstain  Broker Non-Votes
Emerging Markets Fund 3,331,909.656       95,671.870    88,483.962       853,428
Global Growth Fund    4,880,105.802      352,104.312   254,600.393     1,271,937
Global Smaller Companies Fund
                      6,540,636.931      396,029.985   300,383.391     2,385,347
Global Technology Fund
                     20,112,243.899    1,332,177.632 1,192,853.419     4,861,898
International Growth Fund
                      1,912,644.205       46,282.986    39,633.198       680,286

Proposal 3(f)
To amend each Fund's fundamental restriction regarding diversification.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,321,322.177 103,077.526 91,665.785 853,428
Global Growth Fund    4,888,644.576      334,161.147    264,004.784    1,271,937
Global Smaller Companies Fund
                      6,574,319.141      376,383.108    286,348.058    2,385,347
Global Technology Fund
                     20,120,862.279    1,345,562.027  1,170,850.644    4,861,898
International Growth Fund
                      1,911,276.340       48,875.987     38,408.062      680,286

Proposal 3(g)
To amend each Fund's fundamental restriction regarding industry concentration.


                      For Approval  Against Approval   Abstain  Broker Non-Votes
Emerging Markets Fund 3,331,753.374       94,024.686     90,287.428      853,428
Global Growth Fund    4,886,186.633      339,695.039    260,928.835    1,271,937
Global Smaller Companies Fund
                      6,572,962.877      374,235.383    289,852.047    2,385,347
Global Technology Fund
                     20,107,580.983    1,331,667.484  1,198,026.483    4,861,898
International Growth Fund
                      1,917,367.913       43,568.336     37,624.140      680,286

Proposal 3(h)
To eliminate each Fund's fundamental restriction regarding short sales.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,307,446.096 121,003.391 87,616.001 853,428
Global Growth Fund    4,831,350.404      388,508.211    266,951.892    1,271,937
Global Smaller Companies Fund
                      6,484,033.048      461,027.671    291,989.588    2,385,347
Global Technology Fund
                     19,743,825.355    1,675,590.374  1,217,859.221    4,861,898
International Growth Fund
                      1,908,555.364       52,659.707     37,345.318      680,286

Proposal 3(i)
To eliminate each Fund's fundamental restriction regarding control or management of any company.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,302,646.862 121,742.134 91,676.492 853,428
Global Growth Fund    4,855,721.750      353,275.758    277,812.999    1,271,937
Global Smaller Companies Fund
                      6,513,469.223      422,812.865    300,768.219    2,385,347
Global Technology Fund
                     19,883,501.673    1,515,680.052  1,238,093.225    4,861,898
International Growth Fund
                      1,904,489.517       54,388.328     39,682.544      680,286

Proposal 3(j)
To eliminate each Fund's fundamental restriction regarding investment in other investment companies.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,310,290.407 117,488.156 88,286.925 853,428
Global Growth Fund    4,857,412.365      351,551.457    277,846.685    1,271,937
Global Smaller Companies Fund
                      6,523,974.514      406,754.163    306,321.630    2,385,347
Global Technology Fund
                     19,951,621.414    1,471,374.438  1,214,279.098    4,861,898
International Growth Fund
                      1,903,467.266       55,282.579     39,810.544      680,286

Proposal 3(k)
To eliminate each Fund's fundamental restriction regarding unseasoned companies.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,295,259.296 127,561.456 93,244.736 853,428
Global Growth Fund    4,825,376.202      392,080.536    269,353.769    1,271,937
Global Smaller Companies Fund
                      6,479,819.719      450,657.732    306,572.856    2,385,347
Global Technology Fund
                     19,711,502.169    1,676,435.478  1,249,337.303    4,861,898
International Growth Fund
                      1,902,815.546       55,924.299     39,820.544      680,286

Proposal 3(l)
To eliminate each Fund's fundamental restriction regarding investment in warrants.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,305,059.617 119,087.527 91,918.344 853,428
Global Growth Fund    4,826,049.172      387,506.047    273,255.288    1,271,937
Global Smaller Companies Fund
                      6,489,930.345      426,867.824    320,252.138    2,385,347
Global Technology Fund
                     19,782,685.870    1,569,426.494  1,285,162.586    4,861,898
International Growth Fund
                      1,906,991.667       51,458.266     40,110.456      680,286

Proposal 3(m)
To adopt a fundamental restriction regarding investments in commodities.


                       For Approval Against Approval Abstain Broker Non-Votes Emerging Markets Fund 3,316,452.420 114,306.933 85,306.135 853,428
Global Growth Fund    4,870,128.411      355,890.668    260,791.428    1,271,937
Global Smaller Companies Fund
                      6,516,152.152      429,252.754    291,645.401    2,385,347
Global Technology Fund
                     19,930,480.929    1,514,501.167  1,192,292.854    4,861,898
International Growth Fund
                      1,904,617.827       58,014.652     35,927.910      680,286